UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES STEEL CORPORATION
U. S. Steel Tower, 600 Grant Street
Pittsburgh, PA 15219

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement of United States Steel Corporation (the “Corporation”), dated March 13, 2020 (the “Proxy Statement”), furnished to stockholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the 2020 Annual Meeting of Stockholders to be held on Tuesday, April 28, 2020.  These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 14, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

Dear U. S. Steel Stockholders,

In light of continued public health concerns related to the coronavirus (COVID-19) pandemic, and to ensure compliance with the Commonwealth of Pennsylvania’s stay-at-home restrictions, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of United States Steel Corporation (the “Corporation”) has been changed.  The Annual Meeting will be held solely by remote communication, in a virtual only format.  You will not be able to attend the Annual Meeting in person.  The previously announced date and time of the meeting, April 28, 2020 at 8:00 a.m., Eastern Time, will not change.

As described in the proxy materials previously distributed in connection with the Annual Meeting, stockholders of record of our common stock as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting.  You can attend the Annual Meeting at www.virtualshareholdermeeting.com/X2020 by entering the 16-digit control number found on your proxy card or voting instruction card that you have previously received.

During the Annual Meeting, you will be able to vote your shares electronically, submit questions and view our list of stockholders entitled to vote by following the instructions that will be available on the meeting website.

The meeting webcast will begin promptly at 8:00 a.m., Eastern Time.  We encourage you to access the meeting prior to the start time.  Online check-in will begin at 7:45 a.m., Eastern Time.  If you experience technical difficulties during the check-in process or during the meeting, a technical support phone number will be posted to the virtual meeting website.

During the Annual Meeting, you will be able to submit questions electronically.  We will try to answer as many questions as time permits.  However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate, or fail to comply with the meeting rules of conduct.  If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

A recording of the webcast of the 2020 Annual Meeting will be available to the public at www.virtualshareholdermeeting.com/X2020 as soon as practicable after the completion of the Annual Meeting.

It is important that you read the proxy materials previously distributed and we encourage you to vote your shares promptly in advance of the Annual Meeting by one of the methods described in the proxy materials.  The proxy card included with the proxy materials that have been previously distributed will not be updated to reflect the change in location.  You may continue to use the proxy card to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary
April 14, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on April 28, 2020: our Proxy Statement and 2019 Annual Report are available free of charge on our website at https://ussteel.com/investors/reports-filings or www.proxyvote.com. The United States Steel Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet.  In accordance with this rule, on or about March 13, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to stockholders, which includes instructions on how to access our Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Meeting of Stockholders.  If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.